Exhibit 4.5
MARTIN MARIETTA MATERIALS, INC.
as Issuer
Branch Banking and Trust Company
as Trustee
FORM OF INDENTURE
Dated as of [_________]
SENIOR DEBT SECURITIES

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Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

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     INDENTURE dated as of [____________], between MARTIN MARIETTA MATERIALS, INC. , a North Carolina corporation (the “Corporation”), and Branch Banking and Trust Company, a state banking corporation (the “Trustee”).
     Each party agrees as follows for the benefit of the other party and, as to each series of Securities, for the equal and ratable benefit of the Holders of that series of the Corporation’s Securities issued pursuant to this Indenture:
ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.1 Definitions.
     “Agent” means any Registrar, Paying Agent or co-registrar.
     “Board of Directors” means the Board of Directors, or the Executive Committee or the Finance Committee or any other duly authorized committee of the Board of Directors, of the Corporation.
     “Board Resolution” means a resolution of the Board of Directors or of a committee or person to which or to whom the Board of Directors has properly delegated the appropriate authority, a copy of which has been certified by the Secretary or an Assistant Secretary of the Corporation, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.
     “Corporation” means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company or such other party as may be designated as Depositary by the Corporation pursuant to Section 2.3, until a successor Depositary shall have become such pursuant to the applicable provisions hereof, and thereafter “Depositary” shall mean or include each party who is then a Depositary hereunder, and if at any time there is more than one such party, “Depositary” as used in respect of the Securities on any such series shall mean the Depositary with respect to the Securities of that series.
     “Discounted Security” means any Security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest) less than its principal amount to be due and payable upon a declaration of acceleration of the maturity of the Security pursuant to Section 6.2.
     “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

     “Foreign Currency” means a currency issued by the government of any country other than the United States of America.
     “Global Security” means a Security evidencing all or a part of a series of Securities, issued to the Depositary for such series in accordance with Section 2.1, and bearing the legend prescribed in Section 2.1.
     “Holder” or “Securityholder” means the person in whose name a Security is registered on the Registrar’s books.
     “Indenture” means this Indenture as amended or supplemented from time to time.
     “Market Exchange Rate” for any currency means, as appropriate, the noon U.S. dollar buying rate or selling rate for that currency for cable transfers quoted in the City of New York on the applicable date as certified for customs purposes by the Federal Reserve Bank of New York. If for any reason such rates are not available for one or more currencies for which a Market Exchange Rate is required, the Trustee shall use: (i) the quotation of the Federal Reserve Bank of New York as of the most recent available date, (ii) quotations from one or more major banks in the City of New York or in the country of issue of the currency in question, or (iii) such other quotations as the Trustee shall deem appropriate. Unless otherwise specified by the Trustee, if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used is that in which a nonresident issuer of securities designated in that currency would purchase that currency in order to make payments on those securities. All decisions and determinations of the Trustee regarding the Market Exchange Rate shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Corporation and all holders.
     “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Corporation.
     “Officers’ Certificate” means the certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Corporation.
     “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Corporation.
     “principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.
     “SEC” means the Securities and Exchange Commission.
     “Securities” means the securities issued pursuant to this Indenture from time to time, as such securities may be amended or supplemented from time to time.
     “Series” when used with respect to the Securities means all Securities bearing the same title and authorized by the same Board Resolution or indenture supplemental hereto.

     “Subsidiary” means an entity, a majority of the Voting Stock of which is owned by the Corporation, the Corporation and one or more Subsidiaries, or one or more Subsidiaries.
     “TIA” means the Trust Indenture Act of 1939, as in effect (unless otherwise stated herein) on the date of this Indenture.
     “Trustee” means the party named as such in this Indenture until a successor replaces it and thereafter means the successor. The term “Trustee” includes any additional Trustee appointed pursuant to Section 2.3 or Section 7.8 but, if at any time there is more than one Trustee, the term “Trustee” as used with respect to Securities of any series shall mean the Trustee with respect to Securities of that series.
     “Trust Officer” means a Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.
     “United States” means the United States of America. The Commonwealth of Puerto Rico, the Virgin Islands and other territories and possessions are not part of the United States.
     “Voting Stock” means capital stock or other equity interest having voting power under ordinary circumstances to elect directors or managers, as applicable.
     Section 1.2 Other Definitions.

Defined in
Term	Section
“Act”	10.16
“Bankruptcy Law”	6.1
“Custodian”	6.1
“Event of Default”	6.1
“Judgment Date”	10.13
“Legal Holiday”	10.8
“Paying Agent”	2.4
“Registrar”	2.4
“Substitute Date”	10.13
“U.S. Government Obligations”	8.2
     Section 1.3 Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the SEC.
     “indenture securities” means the Securities.
     “indenture security holder” means a Securityholder.
     “indenture to be qualified” means this Indenture.

     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Corporation.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.
     Section 1.4 Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time unless a different time is established in the applicable series of Securities;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine gender; and
     (6) provisions apply to successive events and transactions.
ARTICLE 2.
THE SECURITIES
     Section 2.1 Form and Dating. The Securities shall be issued substantially in the form or forms (including global form) as shall be established by or pursuant to a Board Resolution or Resolutions or any indenture supplemental hereto, in each case with such appropriate insertions, omissions, substitutions or other variations as are required or permitted by this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.
     Notwithstanding the foregoing, if any Security of a series is issuable in the form of a Global Security or securities, each such Global Security may provide that it shall represent the aggregate amount of Securities outstanding under the series from time to time endorsed thereon and also may provide that the aggregate amount of Securities outstanding under the series represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount of Securities outstanding under the series represented thereby shall be made by the Trustee in accordance with the instructions of the Corporation and in such manner as shall be specified on such Global Security. Any instructions by the Corporation with respect to a Global Security, after its initial issuance, shall be in writing but need not comply with Section 10.4.
     Before the first delivery of a Security of any series to the Trustee for authentication, the Corporation shall deliver to the Trustee the following:

     (1) the Board Resolution by or pursuant to which the forms and terms of the Security have been approved;
     (2) an Officers’ Certificate of the Corporation dated the date of delivery stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in that series have been complied with and directing the Trustee to authenticate and deliver the Securities to or upon written order of the Corporation; and
     (3) an Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities of that series have been complied with, the form and terms of the series have been established by or pursuant to a Board Resolution or Resolutions in conformity with this Indenture, and that Securities in such form when completed by appropriate insertions and executed by the Corporation and delivered by the Corporation to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors and sold in the manner specified in such Opinion of Counsel will be the legal, valid and binding obligations of the Corporation entitled to the benefits of this Indenture, subject to applicable bankruptcy, reorganization, insolvency and other similar laws generally affecting creditors rights and to general equity principles, and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of Securities of that series or that are customarily included in similar opinions by lawyers experienced in such matters.
     Notwithstanding the foregoing, if the Corporation shall establish pursuant to Section 2.3 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Corporation shall execute and the Trustee shall, in accordance with this Section, Section 2.2 and the authentication order of the Corporation with respect to such series, authenticate and deliver one or more Global Securities in temporary or permanent form that shall (a) represent and be denominated in an aggregate amount equal to the aggregate principal amount of the Securities of such series to be represented by one or more Global Securities, (b) be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary, (c) be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction, and (d) bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor Depositary or a nominee of any successor Depositary.”
     Section 2.2 Execution and Authentication. Two Officers shall sign the Securities for the Corporation by manual or facsimile signature. The Corporation’s seal shall be impressed, affixed, imprinted or reproduced on the Securities. Securities shall be dated the date of their authentication.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
     A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     Notwithstanding the provisions of Section 2.3 and of the preceding paragraphs, if all Securities of a series are not to be originally issued at one time (including, for example, a series constituting a medium-term note program), it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 2.1 or the Opinion of Counsel otherwise required pursuant to such preceding paragraphs at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series. In such case the Trustee may conclusively rely on the foregoing documents and opinions delivered pursuant to Section 2.1 and Section 2.3, and this Section, as applicable (unless revoked by superseding comparable documents or opinions), as to the matters set forth therein.
     Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Corporation, and the Corporation shall deliver such Security to the Trustee for cancellation as provided in Section 2.11 together with a written statement (which need not comply with Section 2.1 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Corporation, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
     If any Security of a series shall be represented by a Global Security, then, for purposes of this Section and Section 2.10, the notation of the record owners’ interest therein upon original issuance of such Security shall be deemed to be delivery in connection with the original issuance of each beneficial owner’s interest in such Global Security.
     The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:
     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Date:	[____________ ____________], as Trustee

By:

Authorized Officer

     If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s certificate of authentication to be borne by the Securities of each such series shall be substantially as follows:
     This is one of the Securities referred to in the within-mentioned Indenture.

[____________ ____________], as Trustee

By:

as Authenticating Agent Officer

By:

Authorized Officer
     The Trustee may appoint an authenticating agent acceptable to the Corporation to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the trustee includes authentication by such Agent. An authenticating agent has the same rights as an Agent to deal with the Corporation.
     Section 2.3 Title, Amount and Terms of Securities. The principal amount of Securities that may be authenticated and delivered and outstanding under this Indenture is not limited. The Securities may be issued in a total principal amount up to that authorized from time to time by or pursuant to relevant Board Resolutions or established in one or more indentures supplemental hereto.
     The Securities may be issued in one or more series, each of which shall be issued pursuant to a Board Resolution or Resolutions of the Corporation, or established in one or more indentures supplemental hereto, which shall specify:
     (1) the title of the Securities of that series (which shall distinguish the Securities of that series from Securities of all other series);
     (2) any limit on the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration or transfer of, in exchange for or in lieu of other Securities of that series pursuant to Section 2.7, 2.8 or 3.7);
     (3) the date or dates (or manner of determining the same) on which the principal of the Securities of that series is payable;
     (4) the rate or rates, or the method to be used in ascertaining the rate or rates (which may be fixed or variable), at which the Securities of that series shall bear interest (if any), the basis upon which interest shall be calculated if other than that of a 360-day year of 12 30-day months, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record date for the interest payable on any interest payment date;
     (5) if the trustee of that series is other than the Trustee initially named in this Indenture or any successor thereto, the trustee of that series;
     (6) the place or places where the principal of and interest, if any, on Securities of that series shall be payable;
     (7) the period or periods within which, the price or prices at which and the terms and conditions on which Securities of that series may be redeemed, in whole or in part, at the option of the Corporation;
     (8) the obligation, if any, of the Corporation to redeem or purchase Securities of that series pursuant to any sinking fund or analogous provisions or at the option of Holders of Securities of that series, and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
     (9) if denominated in U.S. dollars, and in denominations other than denominations of $1,000 and any multiple of $1,000, the denominations in which Securities of that series shall be issuable;
     (10) if denominated in other than U.S. dollars, the currency or currencies, including composite currencies, in which the Securities of that series are denominated, and the denominations in which Securities of that series shall be issuable;
     (11) if other than the currency in which the Securities of that series are denominated, the currency or currencies, including composite currencies, in which payment of the principal of and interest, if any, on Securities of that series shall be payable;
     (12) if the amount of payments of the principal of and interest, if any, on the Securities of that series may be determined with reference to an index based on a currency or currencies other than that in which the Securities of that series are denominated, the manner in which such amounts shall be determined;
     (13) if other than the full principal amount, the portion of the principal amount of Securities of that series which shall be payable upon a declaration of acceleration of the maturity pursuant to Section 6.2;
     (14) if convertible into Securities of another series, or shares of capital stock of the Corporation, the terms upon which the Securities of that series will be convertible into Securities of such other series or shares of capital stock of the Corporation;
     (15) the right, if any, of the Corporation to redeem all or any part of the Securities of that series before maturity and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of that series may be redeemed;
     (16) the provisions, if any, restricting defeasance of the Securities of that series;
     (17) if other than or in addition to the events specified in Section 6.1, events of default with respect to the Securities of that series;
     (18) if the Securities of that series are to be issued in whole or in part in the form of one or more Global Securities, the Depositary for such Global Security or Global Securities if other than The Depository Trust Company, New York, New York and whether beneficial owners of interests in any such Global Securities may exchange such interests for other Securities of such series in the manner provided in Section 2.7, and the manner and the circumstances under which and the place or places where any such exchanges may occur if other than in the manner provided in Section 2.7, and any other terms of the series relating to the global nature of the Securities of such series and the exchange, registration or transfer thereof and the payment of any principal thereof or interest, if any, thereon;
     (19) any covenants or other restrictions on the Corporation’s operations;
     (20) conditions to any merger or consolidation;
     (21) any other terms of or relating to the Securities of that series; and
     (22) the form of any notice to be delivered to the Trustee with respect to any such Security.
     All Securities of any particular series shall be identical as to currency of denomination and otherwise shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the relevant Board Resolution or Resolutions or indentures supplemental hereto. All Securities of any particular series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of that series, unless otherwise specified in Board Resolutions or one or more indentures supplemental hereto.
     The Trustee need not authenticate the Securities in any series if their terms impose on the Trustee duties in addition to those imposed on the Trustee by this Indenture. If the Trustee does authenticate any such Securities, the authentication will evidence the Trustee’s agreement to comply with any such additional duties.
     Each Depositary for a Global Security in registered form shall, if required, at the time of its designation and at all times while it serves as a Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.
     Section 2.4 Registrar and Paying Agent. The Corporation shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The

Registrar shall keep a register of the Securities and of their transfer and exchange. The Corporation may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. There may be separate Registrars and Paying Agents for different series of Securities.
     The Corporation shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreements shall implement the provisions of this Indenture that relate to such Agent. The Corporation shall notify the Trustee of the name and address of any such Agent. If the Corporation fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.
     The Corporation initially appoints the Trustee as Registrar and Paying Agent.
     Section 2.5 Paying Agent to Hold Money in Trust. Each Paying Agent for any series of Securities shall hold in trust for the benefit of Holders of Securities of the same series or the Trustee all money held by the Paying Agent for the payment of principal of or interest on such Securities and shall notify the Trustee of any default by the Corporation in making such payment. If the Corporation or a Subsidiary acts as Paying Agent with respect to a series of Securities, it shall segregate the money for that series and hold it as a separate trust fund. The Corporation at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.
     Section 2.6 Securityholder Lists. For each series of Securities, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities of that series. If the Trustee is not the Registrar, the Corporation shall furnish or cause to be furnished to the Trustee on or before each interest payment date for each series of Securities and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities of that series.
     Section 2.7 Transfer and Exchange. Where a Security (other than a Global Security except as set forth herein) is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested. Where Securities (other than a Global Security except as set forth herein) of any series are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations of the same series with identical terms as the Securities exchanged, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange of Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.10, 3.7 or 9.5 not involving any transfer. The Corporation shall not be required to make transfers or exchanges of Securities of any series for a period of 15 days before a selection of Securities of the same series to be redeemed or before an interest payment.
     Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the

Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
     None of the Corporation, the Trustee, the Paying Agent, the Registrar or any co-registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     If at any time the Depositary for the Securities of a series notifies the Corporation that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 2.3, the Corporation shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such ineligibility, the Corporation’s election pursuant to Section 2.3(18) shall no longer be effective with respect to the Securities of such series and the Corporation will execute, and the Trustee, upon receipt of an order of the Corporation for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form in the Global Security or Securities representing such series in exchange for such Global Security or Securities.
     The Corporation may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Corporation will execute, and the Trustee, upon receipt of an order of the Corporation for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.
     If specified by the Corporation pursuant to Section 2.3 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for the Securities of such series in definitive form on such terms as are acceptable to the Corporation and such Depositary. Thereupon, the Corporation shall execute, and the Trustee shall authenticate and deliver:
     (1) to each party specified by such Depositary a new Security or Securities of the same series, of any authorized denomination as requested by such party in aggregate principal amount equal to and in exchange for such party’s beneficial interest in the Global Security; and
     (2) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.
     Upon the exchange of the Global Security for Securities in definitive form, such Global Security shall be canceled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section 2.7 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the parties in whose names such Securities are so registered.
     Section 2.8 Replacement Securities. If the Holder of a Security claims that the Security has been mutilated, destroyed, lost or stolen, the Corporation may issue and the Trustee shall authenticate a replacement Security of the same series with identical terms as the Securities exchanged. Such holder shall furnish an indemnity bond sufficient in the judgment of the Corporation and the Trustee to protect the Corporation, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Corporation and the Trustee may charge for their expenses in replacing a Security.
     In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Corporation in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Corporation, the Trustee, the Paying Agent, the Registrar and any co-registrar for such Security such security or indemnity as may be required by them to hold each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Corporation, the Trustee, the Paying Agent, the Registrar and any co-registrar, and any agent of any of them, of the destruction, loss or theft of such Security and the ownership thereof.
     Upon the issuance of any new Security under this Section 2.8, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee, the Paying Agent, the Registrar and any co-registrar for such Security) connected therewith.
     Every new Security of any series issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security, shall constitute an original additional obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series.
     The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.9 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee (and, in the case of Global Securities endorsed by the Trustee) except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Corporation or an affiliate of the Corporation holds the Security.
     If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.
     If a Security is redeemed (or as to which the full redemption price has been deposited with the Trustee on the applicable Redemption Date), the Corporation and the Trustee need not treat the Security as outstanding in determining whether Holders of the required principal amount of Securities have concurred in any direction, waiver or consent.
     Section 2.10 Temporary Securities. Until definitive Securities of any series are ready for delivery or a permanent Global Security or Securities are prepared, as the case may be, the Corporation may prepare and the Trustee shall authenticate temporary Securities or one or more temporary Global Securities, as the case may be, of the same series in accordance with the terms and conditions of this Indenture. Temporary Securities of any series shall be substantially in the form of definitive Securities or permanent Global Securities, as the case may be, of the same series, but may have variations that the Corporation considers appropriate for temporary Securities. Without unreasonable delay, the Corporation shall prepare and the Trustee shall authenticate definitive Securities or a permanent Global Security or Securities, as the case may be, of the same series in exchange for temporary Securities. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities or permanent Global Securities of such series.
     Section 2.11 Cancellation. The Corporation at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. Upon the Corporation’s request, the Trustee and no one else shall cancel or destroy all Securities surrendered for transfer, exchange, payment or cancellation, and shall so certify to the Corporation. The Corporation may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.
     Section 2.12 Defaulted Interest. If the Corporation defaults in a payment of interest on any Securities of any series, it shall pay the defaulted interest to the persons who are Holders of those Securities on a subsequent special record date. The Corporation shall fix the special record date and payment date at least 15 days before the special record date, the Corporation shall mail to each Holder of Securities of that series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Corporation may pay defaulted interest in any other lawful manner.
     Section 2.13 Payment in Currencies. (a) Payment of the principal of and interest, if any, on the Securities shall be made in the currency or currencies specified below:
     (1) for Securities of a series denominated in U.S. dollars, payment shall be made in U.S. dollars; and
     (2) for Securities of a series denominated in a Foreign Currency, payment shall be made in that Foreign Currency unless the Holder of a Security of that series elects to receive payment in U.S. dollars and such election is permitted by the Board

Resolution or Resolutions or indentures supplemental hereto adopted pursuant to Section 2.3 in respect of that series.
     A Holder may make the election referred to in clause (2) above by delivering to the Trustee a written notice of election substantially in the form contemplated by the Board Resolution or Resolutions or indentures supplemental hereto adopted pursuant to Section 2.3 or in any other form acceptable to the Trustee. For any payment, a notice of election will not be effective unless it is received by the Trustee not later than the close of business on the applicable record date. An election shall remain in effect until the Holder delivers to the Trustee a written notice specifying a change in the currency in which payment is to be made. No change in currency may be made for payments to be made on Securities of a series for which notice of redemption has been given pursuant to Article 3 or as to which the Corporation has accomplished a satisfaction, discharge or defeasance pursuant to Section 8.1, 8.2 or 8.3.
     (b) The Trustee shall deliver to the Corporation, not later than the fourth business day after each record date for payment on Securities of a series denominated in a Foreign Currency, a written notice specifying, in the currency in which the Securities of that series are denominated, the aggregate amount of the principal of and interest, if any, on Securities of that series to be paid on the payment date. If at least one Holder has made the election referred to in clause (2) of paragraph (a) of this Section, the written notice shall also specify, in each currency elected, the amount of principal of and interest, if any, to be paid in that currency on the payment date.
     (c) The amount payable to Holders of Securities of a series denominated in a Foreign Currency who have elected to receive payment in U.S. dollars shall be determined by the Trustee on the basis of the Market Exchange Rate in effect on the record date.
     (d) If the Foreign Currency in which a series of Securities is denominated ceases to be used both by the government of the country that issued such currency and for the settlement of transactions by public institutions of or within the international banking community, then for each payment date on Securities of that series occurring after the last date on which the Foreign Currency was so used, all payments on Securities of that series shall be made in U.S. dollars. If payment is to be made in U.S. dollars to the Holders of Securities of any such series pursuant to the preceding sentence, then the amount to be paid in U.S. dollars on a payment date by the Corporation to the Trustee and by the Trustee or any Paying Agent to Securityholders shall be determined by the Trustee as of the applicable record date and shall be equal to the sum obtained by converting the specified Foreign Currency into U.S. dollars at the Market Exchange Rate on the last record date on which such Foreign Currency was so used in either such capacity.
     (e) All decisions and determinations of the Trustee regarding the amount payable in accordance with paragraph (c) of this Section, conversion of Foreign Currency into U.S. dollars pursuant to paragraph (d) of this Section or the Market Exchange Rate shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Corporation and all Securityholders. If a Foreign Currency in which payment on Securities of a series may be made pursuant to paragraph (a) of this Section ceases to be used both by the government of the country that issued such currency and for the settlement of transactions by public institutions of or within the international banking community, the Corporation shall give notice to the Trustee and mail notice by first-class mail to each Holder of Securities of that series specifying the last date on which the Foreign Currency was used for the payment of principal of or interest, if any, on Securities of that series.
     Section 2.14 CUSIP Numbers. The Corporation in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
ARTICLE 3.
REDEMPTION
     Section 3.1 Applicability of this Article. Securities of any series that are redeemable prior to their maturity shall be redeemable in accordance with their terms (except as otherwise specified in this Indenture for Securities of any series) and in accordance with this Article 3.
     Section 3.2 Notices to Trustee. If the Corporation wants to redeem any Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed in accordance with the terms of the Securities. If the redemption is of less than all the outstanding Securities of a series, the Corporation shall furnish to the Trustee a written statement signed by an Officer of the Corporation stating that with respect to that series there exists no Event of Default and no circumstance which, after notice or the passage of time or both, would constitute an Event of Default. The Corporation shall give the notice provided for in this Section at least 50 days before the redemption date.
     Section 3.3 Selection of Securities to be Redeemed. If, at the option of the Corporation, less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed by a method the Trustee considers fair and appropriate, subject to any applicable stock exchange requirements. The Trustee shall make the selection from outstanding Securities of such series not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have a denomination larger than $1,000 (or the applicable minimum denomination for such Securities in the event the Securities are payable in a Foreign Currency or Currencies), Securities and portions of them it selects shall be in amounts of $1,000 (or the applicable minimum denomination for such Securities in the event the Securities are payable in a Foreign Currency or Currencies) or a multiple of $1,000 (or the applicable minimum denomination for such Securities in the event the Securities are payable in a Foreign Currency or Currencies). Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.
     The Trustee for the Securities of any series to be redeemed shall promptly notify the Corporation in writing of the Securities of such series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
     Section 3.4 Notice of Redemption. At least 30 days but not more than 60 days before a date of redemption of Securities at the option of the Corporation, the Corporation shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.
     The notice shall identify the Securities to be redeemed and shall state:
     (1) the redemption date;
     (2) the redemption price;
     (3) the name and address of the Paying Agent;
     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and
     (6) the CUSIP number for the Securities called for redemption.
     At the Corporation’s request, the Trustee shall give the notice of redemption in the Corporation’s name and at its expense. In such event the Corporation will provide the Trustee with the information required by clauses (1) through (5).
     Section 3.5 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, however, that any regular payment of interest becoming due on the redemption date shall be payable to the Holder of any such Security being redeemed as provided in the Security.
     Section 3.6 Deposit of Redemption Price. By the opening of business on the redemption date, the Corporation shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.
     Section 3.7 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4.
COVENANTS
     Section 4.1 Payment of Securities. The Corporation shall promptly pay the principal of and interest, if any, on the Securities on the dates and in the manner provided in the Securities.
     To the extent lawful, the Corporation shall pay interest on overdue principal at the rate borne by the Securities and shall pay interest on overdue installments of interest at the same rate.
ARTICLE 5.
SUCCESSOR CORPORATION
     Section 5.1 When the Corporation May Merge, etc.. The Corporation shall not consolidate with or merge into, or transfer all or substantially all its assets to another entity, unless (1) the resulting, surviving or transferee entity assumes by supplemental indenture all the obligations of the Corporation under the Securities and this Indenture, (2) immediately after giving effect to such transaction no Event of Default and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (3) the Corporation shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, and thereafter all such obligations of the Corporation shall terminate.
ARTICLE 6.
DEFAULTS AND REMEDIES
     Section 6.1 Events of Default. An “Event of Default” occurs with respect to a series of Securities if:
     (1) the Corporation defaults in the payment of interest on any Security of that series when the same becomes due and payable and the default continues for a period of 30 days;
     (2) the Corporation defaults in the payment of the principal of any Security of that series when the same becomes due and payable at maturity, upon redemption or otherwise;
     (3) the Corporation fails to comply with any of its other agreements in the Securities of that series or this Indenture for the benefit of that series and the default continues for the period and after the notice specified in this Section;
     (4) the Corporation pursuant to or within the meaning of any Bankruptcy Law:
(A)	commences a voluntary case,

(B)	consents to the entry of an order for relief against it in an involuntary case,

(C)	consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)	makes a general assignment for the benefit of its creditors;
     (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)	is for relief against the Corporation in an involuntary case,

(B)	appoints a Custodian of the Corporation or for all or substantially all of the property of the Corporation, or

(C)	orders the winding up or liquidation of the Corporation, and

(D)	the order or decree remains unstayed and in effect for 60 days; or
     (6) there occurs any other event specifically described as an Event of Default by the Securities of that series.
     The term “Bankruptcy Law” means Title 11, United States Code or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     A default under clause (3) is not an Event of Default with respect to a series of Securities until the Trustee or the Holders of at least 25% in principal amount of the Securities of that series notify the Corporation of the default and the Corporation does not cure the default within 90 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” Subject to Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any default, or of the delivery to the Corporation of a notice of default by any Holder, unless written notice thereof shall have been given to the Trustee by the Corporation, the Paying Agent, the Holder of a Security or an agent of such Holder.
     Section 6.2 Acceleration. If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee, by notice to the Corporation, or the Holders of at least 25% in principal amount of the Securities of that series by notice to the Corporation and the Trustee, may declare the principal (or, in the case of Discounted Securities, such amount of principal as may be provided for in such Securities) of and accrued interest on all the Securities of that series to be due and payable immediately. Upon a declaration such principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the Securities of any series by notice to the Trustee may rescind an acceleration (and upon such rescission any Event of Default caused by such acceleration shall be deemed cured) with respect to that series and its consequences if all existing Events of Default with respect to the series have been cured or waived, if the rescission would not conflict with any judgment or decree, and if all payments due to the Trustee and any predecessor Trustee under Section 7.7 have been made.

     Section 6.3 Other Remedies. If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of (or, in the case of Discounted Securities, such amount of principal as may be provided for in such Securities) or interest on the Securities of that series or to enforce the performance of any provision of such Securities or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
     Section 6.4 Waiver of Past Defaults. Subject to Section 9.2, the Holders of a majority in principal amount of the Securities of a series by notice to the Trustee may waive an existing Default or Event of Default with respect to that series and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
     Section 6.5 Control by Majority. The Holders of a majority in principal amount of the Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust of power conferred on it with respect to that series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Holders of Securities of the same series or would involve the Trustee in personal liability.
     Section 6.6 Limitation on Suits. No Holder of a Security of any series may pursue any remedy with respect to this Indenture or the Securities unless:
     (1) the Holder gives to the Trustee written notice stating that an Event of Default with respect to the Securities of the series is continuing;
     (2) the Holders of at least 25% in principal amount of the Securities of that series make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (5) during such 60-day period the Holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request.
     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over the other Securityholder.

     Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Security on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.
     Section 6.8 Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest remaining unpaid.
     Section 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Corporation, or any of its creditors or property, and unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions.
     Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article with respect to the Securities of any series, it shall pay out the money in the following order:
First: to the Trustee for amounts due under Section 7.7;

Second: to Holders of Securities of that series for amounts due and unpaid on such Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third: to the Corporation.
     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section.
     Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the Securities of any series.

ARTICLE 7.
TRUSTEE
     Section 7.1 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall with respect to Securities exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the Trustee need perform only those duties that are specifically and expressly set forth in this Indenture and no others; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, notices or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates, notices and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5;
     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this section;
     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.
     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Corporation.
     Section 7.2 Rights of Trustee. (a) Subject to Section 7.1, the Trustee may rely on any document (whether in its original, electronic or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
     Section 7.3 Individual Rights of Trustee, etc. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Corporation or any of its affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
     Section 7.4 Trustee’s Disclaimer. The Trustee makes no representations as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Corporation’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.
     Section 7.5 Notice of Defaults. If a Default occurs with respect to a series of Securities and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of Securities of that series notice of the Default within 90 days after it occurs. Except in the case of a default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers determines in good faith that withholding the notice is in the interests of such Holders.
     Section 7.6 Reports by Trustee to Holders . If required pursuant to TIA § 313(a), the Trustee, within 60 days after each May 15, shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA § 313(a). The Trustee also shall comply with the reporting obligations of TIA § 313(b).
     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Corporation agrees to notify the Trustee whenever the Securities become listed on any stock exchange.
     Section 7.7 Compensation and Indemnity. The Corporation shall pay to the Trustee from time to time reasonable compensation for its services. The Corporation shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Corporation shall indemnify the Trustee against any loss or liability incurred by it in connection with the administration of this trust and its duties hereunder. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation need not pay for any settlement made without its consent. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

     To secure the Corporation’s payment obligations in this Section, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities.
     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
     Section 7.8 Replacement of Trustee. The Trustee may resign with respect to the Securities of one or more series by so notifying the Corporation. The Holders of a majority in principal amount of the Securities of any series may remove the Trustee with respect to that series by so notifying the removed Trustee and may appoint a successor Trustee with the Corporation’s consent. The Corporation may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged bankrupt or insolvent;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of trustee for any reason, the Corporation shall promptly appoint a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee for the benefit of the series with respect to which it is retiring to the successor Trustee, the resignation or removal of the retiring Trustee shall then become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to that series. A successor Trustee shall mail notice of its succession to each Holder of the Securities of the series affected.
     If pursuant to Section 2.3(5) a trustee, other than the Trustee initially named in this Indenture (or any successor thereto), is appointed with respect to one or more series of Securities, the Corporation, the Trustee initially named in this Indenture (or any successor thereto) and such newly appointed trustee shall execute and deliver a supplement to this Indenture which shall contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the Trustee initially named in this Indenture (or any successor thereto) with respect to the Securities of any series as to which the Trustee is continuing as trustee hereunder shall continue to be vested in the Trustee initially named in this Indenture (or any successor thereto), and shall add to, supplement or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts relating to the separate series of Securities as if it were acting under a separate indenture.

     If a successor Trustee with respect to a series of Securities does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of a majority in principal amount of the Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee with respect to a series of Securities fails to comply with Section 7.10, any Holder of Securities of that series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     If there are two or more Trustees at any time under this Indenture, each will be the Trustee of a separate trust held under this Indenture for the benefit of the series of Securities for which it is acting as Trustee and the rights and obligations of each Trustee will be determined as if it were acting under a separate indenture.
     Section 7.9 Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into or transfers all or substantially all its corporate trust assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
     Section 7.10 Eligibility; Disqualification. This Indenture shall always have a Trustee that satisfies the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $5,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b), provided that the question whether the Trustee has a conflicting interest shall be determined as if each series of Securities were separate issues of securities issued under separate indentures.
     Section 7.11 Preferential Collection of Claims Against Corporation. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 8.
SATISFACTION, DISCHARGE AND DEFEASANCE
     Section 8.1 Satisfaction and Discharge Under Limited Circumstances. If at any time (a) all Securities of a series previously authenticated (other than any Securities destroyed, lost or stolen and replaced or paid as provided in Section 2.8) shall have been delivered to the Trustee for cancellation, or (b) all the Securities of a series not previously delivered to the Trustee for cancellation shall have become due and payable, the Corporation has deposited or caused to be deposited with the Trustee as trust funds the entire amount (other than moneys paid to the Corporation in accordance with Section 8.5) sufficient to pay at maturity or upon redemption all Securities of that series not previously delivered to the Trustee for cancellation, including principal and interest due, and if, in either case, the Corporation shall also pay all other sums then payable under this Indenture by the Corporation, then this Indenture shall cease to be of further effect with respect to Securities of that series, and the Trustee, on demand of and at the cost and expense of the Corporation, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to Securities of that series. The Corporation will reimburse the Trustee for any subsequent costs or expenses reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.
     Section 8.2 Satisfaction and Discharge of Indenture. The Corporation may take any action provided for in this Section unless the Securities of the affected series specifically provide that this Section shall not apply to the series. The Corporation at any time at its option may terminate all of its obligations under the Securities of a series previously authenticated and its obligations under this Indenture with respect to such series (except as provided below), and the Trustee, at the expense of the Corporation, shall, upon the request of the Corporation, execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to Securities of that series, effective on the date the following conditions are satisfied:
     (1) with reference to this Section, the Corporation has deposited or caused to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Securities of that series, (a) lawful money, in the currency or currencies in which Securities of that series are payable, in an amount, or (b) if the Securities of that series are payable in U.S. dollars, U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms (and, as to callable U.S. Government Obligations, regardless of when they are called) will provide not later than the opening of business on the due dates of any payment of the principal of and any interest on the Securities of that series lawful money of the United States in an amount, or (c) Securities of that series, or (d) a combination thereof, sufficient to pay and discharge the principal of and interest on the Securities of that series on the date on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities of that series and 91 days have passed during which no Event of Default under Section 6.1(4) or 6.1(5) has occurred;
     (2) if the Securities of that series are then listed on any national securities exchange, the Corporation shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause such Securities to be delisted; and
     (3) the Corporation has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, complying with Section 10.4 relating to the Corporation’s exercise of such option.
     The trust established pursuant to subsection (1) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. The escrow trust agreement may, at the Corporation’s election, grant the Corporation the right to substitute U.S. Government Obligations or Securities of the same series from time to time for any or all of the U.S. Government Obligations deposited with the Trustee pursuant to this Section and the escrow trust agreement; provided, however, that the condition specified in subsection (1) above is satisfied immediately following any such substitution or substitutions. If any Securities of a series are to be redeemed prior to their stated maturity pursuant to optional redemption provisions the applicable escrow trust agreement shall provide therefor and the

Corporation shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Corporation.
     Upon the satisfaction of the conditions set forth in this Section with respect to the Securities, the terms and conditions of the Securities, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Corporation.
     Notwithstanding the satisfaction and discharge of this Indenture, the following shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of the Securities of such series to receive, solely from the trust fund described in Section 8.1 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on the Securities of such series when such payments are due, (B) the Corporation’s obligations with respect to such Securities under Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.10, 7.7 and 7.8, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Eight.
     “U.S. Government Obligations” means the following obligations:
     (1) direct obligations of the United States (for the payment of which its full faith and credit is pledged; or
     (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.
     Section 8.3 Defeasance of Certain Obligations. The Corporation may take any action provided for in this Section unless the Securities of the affected series specifically provide that this Section shall not apply to the series. The Corporation at any time at its option may cease to be under any obligation to comply with Section 5.1 with respect to Securities of a series effective on the date the following conditions are satisfied:
     (1) with reference to this Section, the Corporation has deposited or caused to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Securities of that series, (a) lawful money, in the currency or currencies in which Securities of that series are payable, in an amount, or (b) if the Securities of that series are payable in U.S. dollars, U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms (and, as to callable U.S. Government Obligations, regardless of when they are called) will provide not later than the opening of business on the due dates of any payment of principal of and interest on the Securities of that series lawful money of the United States in an amount or (c) Securities of that issue, or (d) a combination thereof, sufficient to pay and discharge the principal of and interest on the Securities of that series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities of that series; and

     (2) the Corporation has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel complying with Section 10.4 relating to the Corporation’s exercise of such option.
     The trust established pursuant to subsection (1) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. The escrow trust agreement may, at the Corporation’s election, grant the Corporation the right to substitute U.S. Government Obligations or Securities of the same series from time to time for any or all of the U.S. Government Obligations deposited with the Trustee pursuant to this Section and the escrow trust agreement; provided, however, that the condition specified in subsection (1) above is satisfied immediately following any such substitution or substitutions. If any Securities of a series are to be redeemed prior to their stated maturity pursuant to optional redemption provisions the applicable escrow trust agreement shall provide therefor and the Corporation shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Corporation.
     The Corporation’s exercise of its option under this Section shall not preclude the Corporation from subsequently exercising its option under Section 8.2 hereof and the Corporation may so exercise that option by providing the Trustee with written notice to such effect.
     Section 8.4 Application of Trust Money. The Trustee shall hold in trust money, U.S. Government Obligations, and Securities of that series deposited with it pursuant to Sections 8.1, 8.2 or 8.3. It shall apply the deposited money and U.S. Government Obligations, through the Paying Agent and in accordance with this Indenture, to the payment of principal and interest on the Securities of the series for the payment of which such money and U.S. Government Obligations has been deposited. The Holder of any Security replaced pursuant to Section 2.8 shall not be entitled to any such payment and shall look only to the Corporation for any payment which such Holder may be entitled to collect. In connection with the satisfaction and discharge of this Indenture or the defeasance of certain obligations under this Indenture with respect to Securities of a series pursuant to Section 8.2 or Section 8.3 hereof, respectively, the escrow trust agreement may, at the Corporation’s election, (1) enable the Corporation to direct the Trustee to invest any money received by the Trustee on the U.S. Government Obligations deposited in trust thereunder in additional U.S. Government Obligations and (2) enable the Corporation to withdraw moneys or U.S. Government Obligations from the trust from time to time; provided, however, that the condition specified in Section 8.2(1) or 8.3(1) is satisfied immediately following any investment of such money by the Trustee or the withdrawal of moneys or U. S. Government Obligations from the trust by the Corporation as the case may be.
     Section 8.5 Repayment to Corporation. The Trustee and the Paying Agent shall promptly pay to the Corporation upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Corporation upon request any money held by them for the payment of principal or interest that remains unclaimed for two years.

ARTICLE 9.
AMENDMENTS, SUPPLEMENTS AND WAIVERS
     Section 9.1 Without Consent of Holders. The Corporation may amend or supplement this Indenture or the Securities of any series without notice to or consent of any Securityholder of such series:
     (1) to cure any ambiguity, omission, defect or inconsistency;
     (2) to comply with Article 5;
     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;
     (4) to effectuate or comply with the provisions of Section 2.3 or 7.8;
     (5) to make any change that does not materially adversely affect the rights of any Holder of any Security of that series; or
     (6) to add or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the TIA.
     The Trustee may waive compliance by the Corporation with any provision of this Indenture or the Securities of any series without notice to or consent of any Securityholder of such series if the waiver does not materially adversely affect the rights of any Holder of any Securities of that series.
     Section 9.2 With Consent of Holders. The Corporation may amend or supplement this Indenture or the Securities with respect to any series without notice to any Securityholder but with the written consent of the Holders of not less than a majority in principal amount of the Securities of such series affected and the Trustee shall execute any such amendment or supplement at the direction of the Corporation. The Holders of a majority in principal amount of the Securities of such series affected may waive compliance by the Corporation with any provision of this Indenture or the Securities of such series without notice to any Securityholder. However, without the consent of each Securityholder of such series affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:
     (1) reduce the amount of Securities of such series whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the rate of or extend the time for payment of interest on any Security of such series;
     (3) reduce the principal of or extend the fixed maturity of any Security of such series;

     (4) reduce the portion of the principal amount of a Discounted Security of such series payable upon acceleration of its maturity; or
     (5) make any Security of such series payable in money other than that stated in such Security.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplement or amendment, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 9.3 Compliance with Trust Indenture Act of 1939. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.
     Section 9.4 Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of the Security. The Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.
     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in clauses (2), (3), (4) or (5) of Section 9.2. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
     Section 9.5 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Corporation or the Trustee so determine, the Corporation in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
     Section 9.6 Trustee to Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Corporation shall not sign an amendment or supplement unless authorized by an appropriate Board Resolution.

ARTICLE 10.
MISCELLANEOUS
     Section 10.1 TIA Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
     Section 10.2 Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, sent by facsimile or electronic delivery, or mailed by first-class mail addressed as follows:
if to the Corporation:
Martin Marietta Materials, Inc.
Attention: Chief Financial Officer
2710 Wycliff Road
Raleigh, North Carolina 27607
if to the Trustee:
Branch Banking and Trust Company
Attention: Corporate Trust Services
223 West Nash Street
Wilson, North Carolina 27893
     The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice of communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 10.3 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
     Section 10.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Corporation to the Trustee to take any action under this Indenture, the Corporation shall furnish to the Trustee:

     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 10.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that the person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether such covenant or condition has been complied with;
     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     Section 10.6 When Treasury Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Corporation or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation, shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
     Section 10.7 Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.
     Section 10.8 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday in the state or other jurisdiction in which the Trustee maintains its principal place of business, then the record date shall be the next succeeding day that is not a Legal Holiday in such state or other jurisdiction.
     Section 10.9 Governing Law. The laws of the State of New York shall govern this Indenture and the Securities.

     Section 10.10 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 10.11 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligation of the Corporation under the Securities or the Indenture or for any claim based on, with respect to or by reason of such obligations or their creation. All such liability is waived and released as a condition of, and as partial consideration for, the execution of this Indenture and the issue of the Securities.
     Section 10.12 Securities in a Foreign Currency. Unless otherwise specified in an Officers’ Certificate delivered pursuant to Section 2.1 of this Indenture with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the holders of a specified percentage in aggregate principal amount of Securities of all series at the time outstanding and, at such time, there are outstanding Securities of any series which are denominated in a Foreign Currency, then the principal amount of Securities of such series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of U.S. dollars that could be obtained for such amount at the Market Exchange Rate on the record date fixed for such action or, if no record date is fixed, on the New York Banking Day immediately preceding the date of such action.
     Section 10.13 Judgment Currency. If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Corporation hereunder or under any Security, it shall become necessary to convert into any other currency any amount in the currency due hereunder or under such Security, then such conversion shall be made by the Trustee (a) with respect to conversions between any Foreign Currency and U.S. dollars at the Market Exchange Rate as in effect on the date of entry of the judgment (the “Judgment Date”) and (b) with respect to conversions of any Foreign Currency into any other Foreign Currency by (i) converting such Foreign Currency into U.S. dollars at the Market Exchange Rate as in effect on the Judgment Date and (ii) converting the sum of U.S. dollars so obtained into such other Foreign Currency at the Market Exchange Rate as in effect on the Judgment Date. If pursuant to any such judgment, conversion shall be made on a date (the “Substitute Date”) other than the Judgment Date and there shall occur a change between any Market Exchange Rate used in such conversion as in effect on the Judgment Date and such Market Exchange Rate as in effect on the Substitute Date, the Corporation agrees to pay such additional amounts, if any, as may be necessary to ensure that the amount paid is equal to the amount in such other currency which, when converted at such Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Security. Any amount due from the Corporation under this Section shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security. In no event, however, shall the Corporation be required to pay more in the currency due hereunder or under such Security at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency stated to be due hereunder or under such Security so that in any event the Corporation’s obligations hereunder or under such Security will be effectively maintained as obligations in such currency, and the Corporation shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

     Section 10.14 Successors. All agreements of the Corporation in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
     Section 10.15 Duplicate Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.
     Section 10.16 Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1(e)) conclusive in favor of the Trustee and the Corporation, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The Corporation may, in the circumstances permitted by the TIA, fix any day as the record date for the purpose of determining the Holders of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, wavier or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities of such series. If not set by the Corporation prior to the first solicitation of a Holder of Securities of such series made by any person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 2.6) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
     Section 10.17 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES

MARTIN MARIETTA MATERIALS, INC.

By:

[CORPORATE SEAL]		Name:
Title:

Attest:

Secretary

BRANCH BANKING AND TRUST COMPANY

[CORPORATE SEAL]		By:

Name:
Title:

Attest:

Secretary

[If the [Note][Debenture] is a Discounted Security, insert — FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS [NOTE][DEBENTURE] IS ___% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS ____________, THE YIELD TO MATURITY IS ___%, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF ____________ TO ____________, IS ___% OF THE PRINCIPAL AMOUNT OF THIS SECURITY AND THE METHOD USED TO DETERMINE THE SHORT ACCRUAL PERIOD ORIGINAL ISSUE DISCOUNT IS THE ____________ METHOD.]
[FORM OF U.S. $ DENOMINATED NOTE/DEBENTURE]

No.	$ ____________ _________
MARTIN MARIETTA MATERIALS, INC.
[ __________%] [Floating Rate] [Zero Coupon] [Note]
[Debenture] Due __________
MARTIN MARIETTA MATERIALS, INC., a North Carolina corporation, for value received, hereby promises to pay to _________ _________ _________ _________ _________, or registered assigns, the principal sum of ____________ Dollars on ____________.
     Interest Payment Dates:____________ and ____________[ if applicable]
     Record Dates: ____________ and ____________[ if applicable]
     Additional provisions of this [Note][Debenture] are set forth on the other side of this [Note] [Debenture].

Attest: [SEAL]	MARTIN MARIETTA MATERIALS, INC.

By:

Secretary		Chief Executive Officer

Dated:

Authenticated:

This in one of the Securities of the series designated herein and referred to in the within-named Indenture.

,

as Trustee

By:

Authorized Officer

[If an Authenticating Agent has been appointed insert:

This is one of the Securities referred to in the within-mentioned Indenture.

,

as Trustee

By:

as Authenticating Agent

By:

Authorized Officer]